UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2021

BankGuam Holding Company

(Exact name of registrant as specified in its charter)

Guam	000-54483	66-0770448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Chalan Santo Papa Hagatna, Guam		96910
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (671) 472-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 17, 2021, BankGuam Holding Company (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). As of the record date for the Annual Meeting, there were 9,706,011 shares entitled to vote on all matters presented to the Company’s stockholders at the Annual Meeting. Votes representing approximately 69.15 % of the Company’s common stock were present in person or represented by proxy at the Annual Meeting. The following are the voting results of each matter submitted to the Company’s stockholders at the Annual Meeting. The following matters were considered and voted upon, with all nominated directors being elected and all other proposals being approved.

Proposal No. 1: Election of Directors

The stockholders elected each of the three (3) following Class I Directors to hold office for a term of three years:

Director	Shares For	Shares Withheld	Broker Non-Votes
William D. Leon Guerrero	6,640,511	6,546	64,446
Joseph M. Crisostomo	6,417,917	229,140	64,446
Keven F. Camacho	6,616,131	30,926	64,446

Proposal No. 2: An advisory vote to approve the Company’s executive compensation for the named Executive Officers.

Shares For	Against	Abstain	Broker Non-Votes
6,430,246	27,458	189,353	64,446

Proposal 3: An advisory vote to approve the frequency for holding an advisory vote on the Company’s Executive compensation for the named Executive Officers.

	1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
Shares For	1,290,351	91,917	5,055,005	209,393	64,446

Proposal 4: Ratification of Selection of Baker Tilly US, LLP as the Company’s Independent Registered Public Accounting Firm

Shares For	Against	Abstain	Broker Non-Votes
6,651,535	36,269	23,699	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BankGuam Holding Company

Date: May 21, 2021
	By:	/s/ Joaquin P.L.G. Cook
Joaquin P.L.G. Cook
President and Chief Executive Officer